                                                                    EXHIBIT 99.1
NEWS RELEASE

                             [CERIDIAN LETTERHEAD]


                  CERIDIAN POSTS STRONG SECOND QUARTER RESULTS



SECOND QUARTER 2002 HIGHLIGHTS:

     - EPS was $.16
     - Revenue totaled $287.8 million
       - Human Resource Solutions (HRS) revenue was $208.3 million
       - Comdata revenue was $79.5 million
     - HRS orders remain strong
     - Full year guidance unchanged

MINNEAPOLIS, July 18, 2002 -- Ceridian Corporation (NYSE: CEN) today reported second quarter 2002 results.

Second quarter 2002 net earnings were $24.5 million, or $.16 per diluted share of common stock, on revenue of $287.8 million. Net earnings for the six months ended June 30, 2002 were $43.1 million, or $.28 per diluted share of common stock, on revenue of $589.6 million. Earnings and revenue comparisons for the comparable 2001 periods --reflecting a 2001 litigation charge, one-time 2001 unusual gains and losses, the impact of the change in accounting for the amortization of goodwill, and an accounting reclassification--are set forth on Ceridian Corporation's website.

"We are pleased with the strength of the second quarter 2002 results," said Ronald L. Turner, chairman, president and chief executive officer of Ceridian. "To date, the business plan we established for 2002 generally anticipated the economic conditions that continue to negatively influence our business.

"Orders growth in HRS remained strong. In the second quarter 2002, orders increased by more than 20 percent over the similar period of 2001, exceeded our 2002 plan, and were at a record high. Low employment levels, interest rates, and float balances continue to adversely affect our HRS revenue and profit.

"Comdata continued its strong operational performance. Transaction levels in the trucking industry showed improvement in the year-over-year comparisons. Fuel prices are still below last year's level, which we anticipated. Stored Value Systems also had strong performance, particularly in transaction processing.



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"We continue to see the benefits of our company-wide focus on customer satisfaction and retention. The steps we have implemented to reduce and control expenses and continue investments in key aspects of our business are also increasing our competitiveness."

GUIDANCE FOR 2002 UNCHANGED
Mr. Turner added, "Our 2002 revenue and earnings outlook remains unchanged. For the third quarter, earnings per share are expected to be between $.18 and $.21 per share. For the fourth quarter, earnings per share are expected to be between $.29 and $.32.

"In the third quarter, we expect HRS revenue to be between $213 and $220 million. Comdata revenue is expected to be between $83 and $86 million.

"In addition, we are planning to opportunistically repurchase modest amounts of our stock pursuant to an existing authorization from the Board of Directors."


Ceridian Corporation (WWW.CERIDIAN.COM) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a suite of innovative managed business solutions, including payroll, tax filing, application outsourcing, time and attendance, benefits administration, HR information systems, and employee effectiveness services. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in North America.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian's filings with the Securities and Exchange Commission, including those factors which are discussed in Ceridian's Annual Report on Form 10-K, for the fiscal year ended December 31, 2001, which factors are incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.



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                                                          Schedule A

CONSOLIDATED STATEMENTS OF OPERATIONS           Ceridian Corporation
(Dollars in millions, except per share data)        and Subsidiaries
(Unaudited)


                                    For Periods Ended June 30,
                                Current Quarter      Year to Date
                                2002      2001      2002      2001

Revenue                      $  287.8  $  291.9  $  589.6  $  603.6
Costs and Expenses
  Cost of revenue               139.5     143.9     282.8     291.7
  Selling, general and
    administrative               94.4      97.3     197.2     210.2
  Research and development       14.4      15.2      29.7      31.1
  Other expense (income)         (0.1)     52.5       9.7      50.1
     Total costs and expenses   248.2     308.9     519.4     583.1

Earnings (loss) before
  interest and taxes             39.6     (17.0)     70.2      20.5

  Interest income                 0.6       1.7       0.9       3.5
  Interest expense               (1.9)     (4.0)     (3.8)    (13.0)

Earnings (loss) before
  income taxes                   38.3     (19.3)     67.3      11.0

  Income tax provision (benefit) 13.8      (7.5)     24.2       4.9

Earnings (loss) from
  continuing operations          24.5     (11.8)     43.1       6.1

  Discontinued operations           -         -         -       5.2

Net earnings (loss)          $   24.5  $  (11.8) $   43.1   $  11.3


Basic earnings (loss) per share
  Continuing operations      $   0.17  $  (0.08) $   0.29   $  0.04
  Net earnings (loss)        $   0.17  $  (0.08) $   0.29   $  0.08

Diluted earnings (loss) per share
  Continuing operations      $   0.16  $  (0.08) $   0.28   $  0.04
  Net earnings (loss)        $   0.16  $  (0.08) $   0.28   $  0.08


Shares used in calculations
(in thousands)
  Weighted average
    shares (basic)            148,246   145,950   147,560   145,875
  Dilutive securities           5,467         -     4,697     2,170
  Weighted average
    shares (diluted)          153,713   145,950   152,257   148,045



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                                                                      Schedule B

CONDENSED CONSOLIDATED BALANCE SHEETS          Ceridian Corporation
(Unaudited)                                        and Subsidiaries
(Dollars in millions)

                                       June 30,       December 31,
                                         2002             2001

Cash and equivalents                   $   136.1      $   138.7
Trade receivables                          461.0          376.4
Other receivables                           26.7           21.8
Other assets                             1,426.5        1,373.7
Total assets before payroll
  and tax filing funds                   2,050.3        1,910.6
Payroll and tax filing funds             2,481.3        2,126.4
     Total assets                      $ 4,531.6      $ 4,037.0

Debt                                   $   203.1      $   237.9
Drafts and customer funds payable          240.3          160.1
Other liabilities                          459.8          451.5
Total liabilities before payroll and
  tax filing obligations                   903.2          849.5
Payroll and tax filing obligations       2,481.3        2,126.4
     Total liabilities                   3,384.5        2,975.9
Stockholders' equity                     1,147.1        1,061.1
     Total liabilities and
      stockholders' equity             $ 4,531.6      $ 4,037.0




























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                                                                      Schedule C

                      Ceridian Corporation and Subsidiaries
                               Revenue Comparisons
                                      ($M)

                              Second Quarter        Six Months YTD
                             2002      2001        2002       2001
HRS                       $  208.3  $  214.7    $  435.0   $  449.9
Comdata                       79.5      77.2       154.6      153.7

Total                     $  287.8  $  291.9    $  589.6   $  603.6

                     Ceridian Corporation and Subsidiaries
              Earnings (Loss) Before Interest and Tax Comparisons
                                      ($M)

                             Second Quarter        Six Months YTD
                             2002      2001        2002       2001
HRS                       $   13.9  $   12.5    $   21.0   $   27.9
Comdata                       25.7     (29.5)       45.1      (19.7)
Other                            -         -         4.1       12.3

Total                     $   39.6  $  (17.0)   $   70.2   $   20.5

Goodwill amortization included above:
  HRS                     $      -  $    6.5    $      -   $   13.2
  Comdata                 $      -  $    2.2    $      -   $    4.4

                      Ceridian Corporation and Subsidiaries
                  Earnings Before Interest and Tax Comparisons
                             Excluding Unusual Items
                                      ($M)

                             Second Quarter        Six Months YTD
                             2002      2001        2002       2001
HRS                       $   13.9  $   12.5    $   33.4   $   31.5
Comdata                       25.7      22.9        46.6       39.3

Total                     $   39.6  $   35.4    $   80.0   $   70.8




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